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                                                                    EXHIBIT 99.1


                             ASPEN TECHNOLOGY, INC.

             AMENDED AND RESTATED DECLARATION OF REGISTRATION RIGHTS


     AMENDED AND RESTATED DECLARATION made as of September 23, 1998 (this "Declaration") by Aspen Technology, Inc., a Delaware corporation ("AspenTech"), for the benefit of stockholders of Chesapeake Decision Sciences, Inc., a New Jersey corporation ("Chesapeake"), acquiring shares of common stock of AspenTech pursuant to the Agreement and Plan of Reorganization dated as of April 28, 1998 among Aspen Technology, Inc., AT Acquisition Corp., Chesapeake and Dr. Thomas E. Baker (the "Reorganization Agreement").

1.   CERTAIN DEFINED TERMS.

     Capitalized terms used herein shall have the respective meanings ascribed to them in the Reorganization Agreement, unless the context requires otherwise. In addition, as used in this Declaration, the following additional terms have the following meanings:

     "DEMAND UNDERWRITING" has the meaning set forth in Section 2.2.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "FOLLOW-ON SHELF" has the meaning set forth in Section 3.2.

     "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that similarly permits inclusion or incorporation of substantial information by reference to other documents filed by AspenTech with the SEC.

     "HOLDERS" means (a) the record holders of Chesapeake Common to whom Registrable Shares are issued pursuant to the Reorganization Agreement, (b) any of such record holders' respective family members and trusts wholly or principally for the benefit of family members to whom such holders transfer record ownership of any of the Registrable Shares and (c) any participants of the ESOP to whom Registrable Shares are distributed under the ESOP and who are the record holders of those Registrable Shares.

     "INDEMNIFIED PARTY" has the meaning set forth in Section 7.3.

     "INDEMNIFYING PARTY" has the meaning set forth in Section 7.3.

     "INITIAL SHELF" has the meaning set forth in Section 3.1.

     "PIGGYBACK UNDERWRITING" has the meaning set forth in Section 2.3.

     "PRO RATA SHARE" means, with respect to a Holder wishing to participate in a proposed registration hereunder, a number equal to the number of Registrable Shares to be covered by such registration multiplied by a fraction, the numerator of which shall be the total number of Registrable Shares held by such Holder and the denominator of which shall be the number of Registrable Shares held by all Holders.

     "PUBLICATION DATE" means the date on which AspenTech initially publishes financial results reflecting the first thirty days of combined operations of AspenTech and Chesapeake pursuant to Section 7.4 of the Reorganization Agreement.


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     "REGISTRABLE SHARES" means, with respect to a Holder, (a) the shares of
AspenTech Common issued to such Holder as a stockholder of Chesapeake pursuant to the Reorganization Agreement, (b) any other securities issued by Aspen in exchange for any of such shares (but, with respect to any particular Registrable Security, only so long as it continues to be a Registrable Security) and (c) any shares of AspenTech Common issued as a dividend or distribution on account of Registrable Shares or resulting from a subdivision of outstanding Registrable Shares into a greater number of securities (by reclassification, stock split or otherwise), provided that a security that was at one time a Registrable Security shall cease to be a Registrable Security when it has been effectively registered under the Securities Act and has been disposed of pursuant to a registration statement or (b) it has been transferred and is no longer held of record by a Holder.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

2.   UNDERWRITTEN REGISTRATIONS.

     2.1. DEMAND UNDERWRITING. If at any one time from April 1, 1999 to July 30, 1999, the Holders shall request in writing that AspenTech register under the Securities Act an aggregate of at least 500,000 Registrable Shares held by such Holders for resale in an underwritten public offering (the "Demand Underwriting"), AspenTech shall mail written notice to each other Holder of AspenTech's intention to register under the Securities Act up to a maximum of 1,000,000 Registrable Shares for resale by the Holders in an underwritten public offering, which notice shall specify the proposed managing underwriter or underwriters of the Demand Underwriting. Each such Holder may then elect to participate in the contemplated Demand Underwriting by delivering to AspenTech, within fifteen days after the date of mailing of AspenTech's notice pursuant to the preceding sentence, a written notice specifying the number of Registrable Shares (up to the number of Registrable Shares held by such Holder) such Holder wishes to have registered for resale in the Demand Underwriting. AspenTech shall have no obligation to continue with any registration process under this Section
2.1 if the number of Registrable Shares requested to be registered by the Holders actually included in an underwriting hereunder shall be less than 500,000. In the event that the number of Registrable Shares requested to be registered by the Holders shall be greater than 1,000,000, a total of 1,000,000 Registrable Shares shall be registrable pursuant to this Section 2.1 and the number of such Registrable Shares to be registered held by those Holders requesting registration of greater than their Pro Rata Shares shall be reduced, in proportion, as nearly as practicable, to each Holder's Pro Rata Share. If at least 500,000 Registrable Shares are requested to be registered by the Holders pursuant to this Section 2.1, AspenTech shall use its reasonable best efforts to prepare, file with the SEC and cause to become effective a registration statement on Form S-3 covering registration of the resale of all of the Registrable Shares properly requested to be registered pursuant to this Section
2.1 by the Holders. In no event shall the Demand Underwriting include for resale by the Holders fewer than 500,000 Registrable Shares or such lesser number of Registrable Shares as have been properly requested by the Holders to be registered for resale pursuant to this Section 2.1.

     2.2 PIGGYBACK UNDERWRITINGS. If at any time or from time to time after November 29, 1998, AspenTech determines to register any shares of AspenTech Common (other than pursuant to a registration undertaken pursuant to Section 2.1), for its own account or the account of a security holder or holders for sale in an underwritten public offering, then AspenTech shall: (a) promptly give to each Holder written notice thereof; and (b) include in such registration and in the underwriting involved therein (a "Piggyback Underwriting") up to a maximum of 500,000 Registrable Shares, as specified in a written notice or notices given by any Holders within fifteen days after the date of mailing of such written notice by AspenTech. In the event that the number of Registrable Shares requested to be registered by the Holders shall be greater than 500,000, a total of 500,000 Registrable Shares shall be registrable pursuant to this
Section 2.2 and the



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number of such Registrable Shares to be registered held by those Holders requesting registration of greater than their Pro Rata Share shall be reduced, in proportion, as nearly as practicable, to each Holder's Pro Rata Share. The provisions of this Section 2.2 shall apply only to an underwritten public offering and shall not apply to (i) a registration on Form S-4 or S-8 (or any successor form), (ii) an SEC Rule 145 transaction, (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Shares or (iv) a registration relating solely to securities of AspenTech convertible into AspenTech Common or as to which AspenTech Common may be issued upon exercise of rights thereunder and to the AspenTech Common issuable upon conversion or exercise thereof. The provisions of this Section 2.2 shall terminate (i) if the Demand Underwriting shall have been effected or (ii) with respect to any Holder, when all of such Holder's Registrable Shares may be sold at one time pursuant to Rule 144 under the Securities Act.

3.   SHELF REGISTRATIONS.

     3.1. INITIAL SHELF. AspenTech shall register under the Securities Act (a) up to 107,532 shares held by all Holders other than Dr. Thomas E. Baker and his affiliates and (b) 200,000 Registrable Shares held by Dr. Baker and his affiliates, all pursuant to a registration statement on Form S-3 (the "Initial Shelf") for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) and permitting sales in ordinary course broker or dealer transactions not involving an underwritten public offering. On or before September 25, 1998 AspenTech shall deliver to each Holder (other than Dr. Baker and his affiliates) by overnight courier a written notice of the Initial Shelf. Each such Holder may then elect to participate in the Initial Shelf by delivering to AspenTech, within fifteen days after the date on which AspenTech sent such notice, a written notice specifying the number of Registrable Shares (up to the number of Registrable Shares held by such Holder) such Holder wishes to have registered for resale pursuant to the Initial Shelf. In the event that the number of Registrable Shares requested to be registered by the Holders shall be greater than 107,532, a total of 107,532 Registrable Shares shall be registrable pursuant to this Section 3.1 and the number of such Registrable Shares to be registered held by those Holders requesting registration of greater than their Pro Rata Shares shall be reduced, in proportion, as nearly as practicable, to each Holder's Pro Rata Share. AspenTech shall use its reasonable best efforts to
(a) prepare and file with the SEC, as soon as practicable, on or after October 12, 1998 (or such earlier date on which all Holders, other than Dr. Baker and his affiliates, have returned their participation notices) an amendment to the registration statement for the Initial Shelf such that the registration statement, as amended, covers registration of the resale of 200,000 shares held by Dr. Baker and all of the other Registrable Shares properly requested to be registered pursuant to this Section 3.1 by Holders other than Dr. Baker and his affiliates, (b) cause the Initial Shelf registration statement, as amended, to become effective as soon as practicable thereafter and (c) subject to Section 4.2, keep the Initial Shelf registration statement continuously effective for a period of 90 days after effectiveness. In no event shall AspenTech have any obligation, except as provided in Section 4.2, to keep such registration statement in effect beyond January 4, 1999. If a Holder shall propose to sell any Registrable Shares pursuant to a registration statement filed pursuant to this Section 3.1, it shall notify AspenTech of its intent to do so at least three full business days prior to such sale. AspenTech shall not be required to effect more than one registration under this Section 3.1.

     3.2. FOLLOW-ON SHELF. At any time from December 1, 1998 to January 29, 1999, the Holders may request in writing that AspenTech register under the Securities Act Registrable Shares held by such Holders for resale pursuant to a registration statement on Form S-3 (the "Follow-on Shelf") for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) and permitting sales in ordinary course brokerage or dealer transactions not involving an underwritten public offering. Within five days after receiving such a request, AspenTech shall mail written notice to each other Holder of AspenTech's intention to register under the Securities Act up to a


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maximum of 500,000 Registrable Shares for resale by the Holders pursuant to the
Follow-on Shelf. Each such Holder may then elect to participate in the contemplated Follow-on Shelf by delivering to AspenTech, within fifteen days after the date of mailing of AspenTech's notice pursuant to the preceding sentence, a written notice specifying the number of Registrable Shares (up to the number of Registrable Shares held by such Holder) such Holder wishes to have registered for resale pursuant to the Follow-on Shelf. In the event that the number of Registrable Shares requested to be registered by the Holders shall be greater than 500,000, a total of 500,000 Registrable Shares shall be registrable pursuant to this Section 3.2 and the number of such Registrable Shares to be registered held by those Holders requesting registration of greater than their Pro Rata Shares shall be reduced, in proportion, as nearly as practicable, to each Holder's Pro Rata Share. AspenTech shall use its reasonable best efforts (a) to prepare and file with the SEC, as soon as practicable, on or after January 4, 1999 (or such later date that is thirty days after the date of the delivery of written notice to AspenTech pursuant to the first sentence of this Section 3.2), a registration statement on Form S-3 covering registration of the resale of all of the Registrable Shares properly requested to be registered pursuant to this Section 3.2 by the Holders, (b) cause such registration statement to become effective as soon as practicable after filing and (c) subject to Section 4.2, keep such registration statement continuously effective through March 31, 1999. In no event shall AspenTech have any obligation to file a registration statement for the Follow-on Shelf prior to January 4, 1999 or, except as provided in Section 4.2, to keep such registration statement in effect beyond March 31, 1999. If a Holder shall propose to sell any Registrable Shares pursuant to a registration statement filed pursuant to this Section 3.2, it shall notify AspenTech of its intent to do so at least three full business days prior to such sale. AspenTech shall not be required to effect more than one registration under this Section 3.2.

     3.3. FINAL SHELF. At any time from March 1, 1999 to April 30, 1999, the Holders may request in writing that AspenTech register under the Securities Act Registrable Shares held by such Holders for resale pursuant to a registration statement on Form S-3 (the "Final Shelf") for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) and permitting sales in ordinary course brokerage or dealer transactions not involving an underwritten public offering. Within five days after receiving such a request, AspenTech shall mail written notice to each other Holder of AspenTech's intention to register under the Securities Act up to a maximum of 500,000 Registrable Shares for resale by the Holders pursuant to the Final Shelf. Each such Holder may then elect to participate in the contemplated Final Shelf by delivering to AspenTech, within fifteen days after the date of mailing of AspenTech's notice pursuant to the preceding sentence, a written notice specifying the number of Registrable Shares (up to the number of Registrable Shares held by such Holder) such Holder wishes to have registered for resale pursuant to the Final Shelf. In the event that the number of Registrable Shares requested to be registered by the Holders shall be greater than 500,000, a total of 500,000 Registrable Shares shall be registrable pursuant to this Section 3.3 and the number of such Registrable Shares to be registered held by those Holders requesting registration of greater than their Pro Rata Shares shall be reduced, in proportion, as nearly as practicable, to each Holder's Pro Rata Share. AspenTech shall use its reasonable best efforts to (a) prepare and file with the SEC, as soon as practicable, on or after April 1, 1999 (or such later date that is thirty days after the date of the delivery of written notice to AspenTech pursuant to the first sentence of this Section 3.3), a registration statement on Form S-3 covering registration of the resale of all of the Registrable Shares properly requested to be registered pursuant to this Section
3.3 by the Holders, (b) cause such registration statement to become effective as soon as practicable after filing and (c) subject to Section 4.2, keep such registration statement continuously effective through June 30, 1999. In no event shall AspenTech have any obligation to file a registration statement for the Follow-on Shelf prior to April 1, 1999 or, except as provided in Section 4.2, to keep such registration statement in effect beyond June 30, 1999. If a Holder shall propose to sell any Registrable Shares pursuant to a registration statement filed pursuant to this Section 3.3, it shall notify AspenTech of its intent to do so at least three full business days prior to such sale. AspenTech shall not be required to effect more than one registration under this Section 3.3.


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4.   OBLIGATIONS OF ASPENTECH.

     4.1. GENERAL OBLIGATIONS. In connection with registrations pursuant to Sections 2 and 3, and subject to the limitations of those Sections, AspenTech shall:

          (a) prepare and file with the SEC the registration statements in accordance with Sections 2 and 3 with respect to Registrable Shares and use its reasonable best efforts to cause such registration statements to become effective as promptly as practicable after filing and, in the case of registrations under
               Section 3, to keep such registration statements effective as provided therein;

          (b) prepare and file with the SEC such amendments and supplements to such registration statements and the prospectuses used in connection therewith as may be necessary, and comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Shares registered in such registration statements;

          (c) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as such Holder may reasonably request in order to effect the offering and sale of the Registrable Shares to be offered and sold, but only while AspenTech shall be required under the provisions hereof to cause the registration statement to remain current;

          (d) use its reasonable best efforts to register or qualify the Registrable Shares covered by such registration statements under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that AspenTech shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified); and

          (e) in connection with any registration pursuant to Section 2, enter into an underwriting agreement with reasonable and customary terms, including appropriate provisions for auditor comfort letters.

     4.2. NOTIFICATION OBLIGATIONS. AspenTech shall promptly notify each Holder whose shares of Registrable Shares are covered by a registration statement hereunder:

          (a) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statements or any post-effective amendment, when the same has become effective;

          (b) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statements for amendments or supplements to the registration statements or related prospectus or for additional information relating to the registration statements,

          (c) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statements or the initiation of any proceedings for that purpose,



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          (d)  of the receipt by AspenTech of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or

          (c) of the happening of any event which makes any statement made in the registration statements or related prospectuses or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statements or prospectuses so that, in the case of the registration statements, they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectuses, they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Upon the happening of any event of the kind described in clause (b), (c), (d) or
(e) above or any other event that, in the good faith judgment of AspenTech's Board of Directors, renders it advisable to suspend use of any prospectus due to pending corporate developments, public filings with the SEC or similar material events, AspenTech may suspend use of the prospectuses on written notice to the Holders (in which case each Holder shall discontinue disposition of Registrable Shares covered by a registration statement or prospectus until copies of a supplemented or amended prospectus are distributed to the Holders or until the Holders are advised in writing by the AspenTech that the use of the applicable prospectus may be resumed). Subject to the last sentence of this paragraph, any such suspension or suspensions shall be for no more than ninety days in the aggregate but no more than forty-five continuous days, provided that such time restrictions shall not apply if the happening is beyond AspenTech's reasonable control and provided further that AspenTech may suspend such use for up to thirty additional days in connection with a then-proposed underwritten public offering. AspenTech shall use its reasonable best efforts to ensure that the use of the prospectuses may be resumed as soon as practicable. AspenTech shall use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, at the earliest practicable moment. AspenTech shall, upon the occurrence of any event contemplated by clause (E) above, prepare a supplement or post-effective amendment to the registration statements or a supplement to the related prospectuses or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, such prospectuses will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition to the foregoing, AspenTech may terminate the Initial Shelf, the Follow-on Shelf or the Final Shelf (as the case may be) on written notice to the Holders of Registrable Shares registered thereunder, in which case each such Holder shall discontinue dispositions of such Registrable Shares and AspenTech shall de-register any shares registered but unsold thereunder.

     4.3. REPORTS UNDER EXCHANGE ACT. AspenTech agrees (a) to use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of AspenTech under the Securities Act and the Exchange Act and (b) furnish to each Holder forthwith upon request (i) a written statement by AspenTech that it has complied with the reporting requirements of the Securities Act and the Exchange Act or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time that it so qualifies), (ii) a copy of the most recent annual report of Chesapeake and (iii) such other information as may be reasonably requested in availing each Holder of any rule or regulation of the SEC which permits the selling of any such securities pursuant to Form S-3.



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5.   OBLIGATIONS OF HOLDERS.

     5.1 RELATING TO UNDERWRITTEN OFFERINGS. In order for any Registrable Shares of a Holder to be included in any underwritten registration pursuant to
Section 2, each Holder shall provide all such information and materials to AspenTech and take all such action as may be required in order to permit AspenTech to comply with all applicable requirements of the SEC and any state securities commission and to obtain the effectiveness of and any desired acceleration of the effective date of such registration statement. Such provision of information and materials is a condition precedent to the obligations of AspenTech pursuant to Section 2, provided that AspenTech shall have used its reasonable best efforts to provide reasonable advance notice of the need for such information, materials or action and shall have afforded such Holder a reasonable opportunity to provide such materials and to take such action. Also as a condition precedent to AspenTech's obligations under Section 2, each of the Holders participating in a registered offering pursuant to
Section 2, shall enter into an underwriting agreement with the underwriter or underwriter of such offering containing representations, warranties, indemnities and agreements then customarily included by selling stockholders in underwriting agreements with respect to secondary distributions. If any Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to AspenTech and the underwriter, but shall have no further rights under Section 2.

     5.2. RELATING TO SHELF OFFERINGS. In order for any Registrable Shares of a Holder to be included in any shelf registration pursuant to Section 3, each Holder shall provide all such information and materials to AspenTech and take all such action as may be required in order to permit AspenTech to comply with all applicable requirements of the SEC and any state securities commission and to obtain the effectiveness of and any desired acceleration of the effective date of such registration statement. Such provision of information and materials is a condition precedent to the obligations of AspenTech pursuant to this
Section 5.2; provided that AspenTech shall have used its reasonable best efforts to provide reasonable advance notice of the need for such information, materials or actions shall have afforded such Holder a reasonable opportunity to provide such information and materials and to take such action.

     5.3. GENERAL. By exercising any rights hereunder, each Holder shall be deemed to assume all obligations of a Holder hereunder as though such Holder were a signatory hereto. AspenTech may require any Holder to execute an instrument whereby such Holder expressly assumes all obligations of such Holder hereunder as a condition precedent to any obligations of AspenTech to such Holder hereunder.

6.   EXPENSES.

     AspenTech shall pay all expenses incident to its performance of or compliance with this Declaration, regardless of whether any registration becomes effective, including (a) all registration and filing fees of the SEC, the National Association of Securities Dealers, Inc. and the Nasdaq Stock Market, Inc., (b) all fees and expenses incurred in complying with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Shares), (c) all printing, messenger and delivery expenses, (d) all fees and expenses of AspenTech's transfer agent and registrar, (e) all fees and disbursements of AspenTech's independent public accountants and counsel and (f) all fees and expenses of any special experts retained by AspenTech in connection with any registration pursuant to the terms of this Declaration; provided, however, that the Holders shall be liable for (A) any fees or commissions of brokers, dealers or underwriters, (B) any transfer taxes and (C) any fees or expenses of consultants, financial advisors, counsel and other professionals acting on behalf of the Holders in connection with any registration pursuant to the terms of this Declaration.



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7.   INDEMNIFICATION.

     In the event of any offering registered pursuant to this Declaration:

     7.1. AspenTech will indemnify each Holder and each person controlling a Holder (within the meaning of Section 15 of the Securities Act), against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, or any amendment or supplement thereto, incident to any offering registered pursuant to this Declaration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by AspenTech of any rule or regulation promulgated under the Securities Act, or state securities laws applicable to AspenTech in connection with any such registration, and subject to
Section 8c, will reimburse each such Holder, and each person controlling such Holder, for any legal and any other out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that AspenTech will not be liable in any such case to the extent that any such claim, loss, damage, or liability arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to AspenTech by such Holder or controlling person and stated to be specifically for use therein.

     7.2. Each Holder will, if Registrable Shares held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify AspenTech, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of AspenTech's securities covered by such a registration statement, each person who controls AspenTech or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, and such Holder's legal counsel and independent accountants, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) or a material fact contained in any such registration statement, prospectus, offering circular or any amendment or supplement thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse AspenTech, such Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to AspenTech by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be several and shall be limited to an amount equal to the respective net proceeds after expenses and commissions to each such Holder of Registrable Shares sold as contemplated herein.

     7.3. Each party entitled to indemnification under this Section 7.3 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party receives written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Declaration, except to the extent, but only to the extent, that the

Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. Notwithstanding the foregoing sentence, the Indemnified Party may retain its own counsel to conduct the defense of any such claim or litigation, and shall be entitled to be reimbursed by the Indemnifying Party for expenses reasonably incurred by the Indemnified Party in defense of such claim or litigation, in the event that the Indemnifying Party does not assume the defense of such claim or litigation within sixty days after the Indemnifying Party receives notice thereof from the Indemnified Party. Further, an Indemnifying Party shall be liable for amounts paid in settlement of any such claim or litigation only if the Indemnifying Party consents in writing to such settlement (which consent shall not be reasonably withheld). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability in respect to such claim or litigation.

     7.4. The obligations of AspenTech and each Holder under this Section 7.4 shall survive the completion of any offering of stock in a registration statement under this Declaration and otherwise.

8.   MISCELLANEOUS.

     8.1. EFFECTIVENESS. This Declaration shall become effective upon the consummation of the Merger pursuant to the Reorganization Agreement.

     8.2. AMENDMENT; WAIVER. This Declaration, or any provision of this Declaration, may be amended or waived from time to time only upon the mutual written agreement of AspenTech and Holders who then owning of record a majority of the Registrable Shares. No delay or omission by any party to exercise any right or power hereunder shall impair such right or power or be construed to be a waiver thereof. A waiver by any of the parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any subsequent breach or of any other covenant contained in this Declaration.

     8.3. NOTICES. Notices and other communications by a party under this Declaration shall be in writing and hand-delivered, deposited with an overnight carrier for next- or second-day delivery, or transmitted by facsimile (with receipt confirmed), addressed to the parties as follows (or to such other addresses as any party may designate from time to time in writing):

     To AspenTech:     Aspen Technology, Inc.
                       Ten Canal Park
                       Cambridge, Massachusetts 02141-2201
                       Facsimile: (617) 949-1722
                       Attention: Chairman and Chief Executive Officer

     with a copy to:   Aspen Technology, Inc.
                       Ten Canal Park
                       Cambridge, Massachusetts 02141-2201
                       Facsimile: (617) 949-1717
                       Attention: Vice President and General Counsel

     To the Stockholders:  Chesapeake Decision Sciences, Inc.
                           200 South Street
                           New Providence, New Jersey 07974
                           Facsimile:  (908) 464-4134
                           Attention:  Thomas E. Baker

     With copies to:       J. Gregory Milmoe, Esq.
                           Skadden, Arps, Slate, Meagher & Flom LLP
                           919 Third Avenue
                           New York, New York 10022-3897
                           Facsimile:  (212) 735-2000

                           John F. Kuntz, Esq.
                           Bourne, Noll & Kenyon
                           382 Springfield Avenue
                           Summit, New Jersey 07901
                           Facsimile:  (908) 277-6808

and shall be deemed given when received.

     8.4. ASSIGNMENT OF RIGHTS. The rights of any Holders to cause AspenTech to register Registrable Shares pursuant to this Declaration may not be assigned by the Holders to any person or entity, except that a Holder may transfer its rights hereunder in connection with a transfer to any of such record holders' respective family members and trusts wholly or principally for the benefit of family members to whom such holders transfer record ownership of any of the Registrable Shares.

     8.5. CONSTRUCTION.

          (a) References herein to "200,000," "500,000" and "1,000,000"
     Registrable Shares are subject to equitable adjustment for shares of AspenTech Common issued as a dividend or distribution on account of Registrable Shares and for any combination or subdivision of outstanding Registrable Shares into a less or greater number of securities (by reclassification, stock split or otherwise). In the event shares of AspenTech Common included in the Registrable Shares are exchanged for any other securities issued by AspenTech, such other securities shall constitute Registrable Shares in accordance with clause (b) of the definition of "Registrable Shares" in Section 1 and the provisions of this Declaration of Registration Rights shall be interpreted and construed in order to provide registration rights with respect to such other securities constituting Registrable Shares that are substantially identical to the registration rights granted hereunder with respect to the exchanged shares of AspenTech Common.

          (b) Titles or captions of Sections contained in this Declaration are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Declaration or the intent of any provision of this Declaration. The words "herein" and "hereof" and other words of similar import refer to this Declaration as a whole and not to any particular part of this Declaration. The word "including" as used herein shall not be construed so as to exclude any other thing not referred to or described. All references herein to Sections shall be deemed references to sections of this Declaration, except as otherwise provided.



                                    *  *  *


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


     IN WITNESS WHEREOF, the Declaration of Registration Rights made as of April 27, 1998 by the Board of Directors of Aspen Technology, Inc. is hereby amended and restated as set forth in this Declaration, in acknowledgment of which this Declaration has been executed as of September 23, 1998 (i) on behalf of AspenTech, by Lawrence B. Evans, a duly authorized officer of AspenTech, and
(ii) on behalf of the Holders, by Dr. Thomas E. Baker, the Holder of a majority of the Registrable Shares.


                                             ASPEN TECHNOLOGY, INC.



                                             By: /s/ LAWRENCE B. EVANS
                                                 -------------------------------
                                                 Chief Executive Officer


HOLDERS:


By: /s/ THOMAS E. BAKER
    ------------------------------
    Dr. Thomas E. Baker




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